SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934



                           Check the appropriate box:
                      / / Preliminary Information Statement
                      /X/ Definitive Information Statement


                           Cheshire Distributors, Inc.
                  (Name of Registrant As Specified In Charter)

                                 Not Applicable
  (Name of Person(s) Filing the Information Statement if other than Registrant)

               Payment of Filing Fee (Check the appropriate box):
                              /X/ No fee required.
   / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       1) Title of each class of securities to which transaction applies:

                          Common Stock, $.001 par value

        2) Aggregate number of securities to which transaction applies:

                        99,952,347 shares of Common Stock

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                Proposed maximum aggregate value of transaction:

/__/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
2)   Form, Schedule or Registration Statement No.:
3)   Filing Party:
4)   Date Filed:




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



                           CHESHIRE DISTRIBUTORS, INC.
                         152 West 57th Street, 4th floor
                               New York, NY 10019

Stockholders of Cheshire Distributors, Inc.:

This information statement is circulated to advise the stockholders of action already approved by written consent of the stockholders who collectively hold a majority of the voting power of our common stock and in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14(f) thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

1. the approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company to "LMIC, Inc.";

2. the approval of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split whereby each issued and outstanding share of Common Stock, $.001 par value per share ("Common Stock"), will be converted into ..01500715135 of a share of Common Stock (the "Reverse Stock Split");

3. the approval of a stock option plan for key personnel of the Company (the "Stock Option Plan").


     Attached hereto for your review is an Information Statement relating to the above-described actions.

                                          By Order of the Board of Directors,

                                          /s/ Abe Grossman, Secretary


June 18, 2003
New York, New York







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



                           CHESHIRE DISTRIBUTORS, INC.

                              INFORMATION STATEMENT


     This Information Statement, which is being mailed to stockholders on or about June 18, 2003, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by the directors and management of Cheshire Distributors, Inc., a Delaware corporation, for use in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated May 9, 2003. The actions to be taken pursuant to the written consent shall be effective on or about July 9, 2003, twenty days after the mailing of this information statement at 10:00 a.m. at 152 West 57th St. - 4th Floor, New York, New York 10019. The names of the stockholders who have executed the written consent and their respective equity ownership of the Company are as follows: Laurus Master Fund, Ltd., 64.63%, Keshet, L.P., 8.79%, Keshet Fund, L.P., 5.63%, and Nesher, Ltd. 4.81%.



THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of our stockholders, dated May 9, 2003, in lieu of a special meeting of the stockholders. The following actions will be effective on or about July 9, 2003:

1. the approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company to "LMIC, Inc." (the "Name Change");

2. the approval of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split whereby each issued and outstanding share of Common Stock, $.001 par value per share ("Common Stock"), will be converted into ..01500715135 of a share of Common Stock (the "Reverse Stock Split");

3. the approval of a stock option plan for key personnel of the Company (the "Stock Option Plan").



THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS  JUNE 18, 2003


Stockholders of record at the close of business on June 2, 2003 (the "Record Date") are entitled to notice of the action to be effective on or about July 9, 2003. As of the Record Date, our authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 99,952,374 were issued and outstanding. Each share of our Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution dated May 9, 2003; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the stockholders. We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on July 9, 2003.

This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware General Corporation Law.

THE TRANSACTION

THE MERGER

The Company intends to acquire the business and assets of Linsang Manufacturing, Inc. ("LMI"). LMI is a corporation incorporated under the laws of the State of Delaware. Linsang Acquisition Corp., a wholly-owned subsidiary of the Company ("LAC"), will merge with and into LMI (the "Merger.") The Merger shall be conducted in exchange for shares of Common Stock of the Company, with LMI as the surviving corporation. Following the Merger, LMI will be a wholly-owned subsidiary of the Company.

The Merger will be completed pursuant to the Agreement and Plan of Reorganization, dated as of May 1, 2003, as amended to date, by and among the Company, its principal stockholders, LAC, LMI and LMI's principal stockholders (the "Merger Agreement"), pursuant to which LAC will merge with and into LMI in a tax-free reorganization within the meaning of Sections 351 and/or 368 of the Internal Revenue Code of 1986, as amended. Upon Closing, stockholders of LMI will exchange their respective shares of common stock of LMI for an aggregate of approximately 7,996,900 shares of Common Stock of the Company, assuming approval of the Reverse Stock Split. In the event the matters set forth herein are not approved, the Merger will still occur but (i) stockholders of LMI will exchange their respective shares of LMI for an aggregate of 47,626 shares of Common Stock and (ii) the Company shall use its best efforts following the Merger to amend its certificate of incorporation to increase the authorized number of shares of Common Stock, and, if such amendment is approved, the Company will then issue to the former stockholders of LMI such number of additional shares of Common Stock as necessary such that all current stockholders and other convertible security holders of LMI shall own or have the right to acquire approximately 85.2% of the outstanding voting securities of the Company on a fully diluted basis after the Merger and after increasing the number of authorized shares of Common Stock. Laurus Master Fund, Ltd., Keshet, L.P., Keshet Fund, L.P. and Nesher, Ltd. have already approved the matters set forth above and collectively own a majority of the Common Stock.

See "Certain Relationships and Related Transactions" below for certain obligations being undertaken by certain officers, members and affiliates of the Company in connection with the Merger.

CHANGE IN CONTROL OF THE COMPANY

Giving effect to the Reverse Stock Split and the Merger, the Company's current stockholders will own an aggregate of approximately 1,499,999 shares of Common Stock, or approximately 14.8% of the outstanding voting securities of the Company on a fully diluted basis and the current LMI stockholders and other convertible security holders of LMI will own or have the right to acquire an aggregate of approximately 8,636,788 shares of Common Stock, or approximately 85.2% of the outstanding voting securities of the Company on a fully diluted basis. The Company anticipates that on or about July 9, 2003, the transactions contemplated by the Merger Agreement discussed below will be completed and the Board of Directors of the Company (the "Board") will be reconstituted and fixed at four directors. Effective as of the closing of the transactions pursuant to the Merger Agreement, the current member of the Board of Directors of the Company, Abe Grossman, will elect Kwok Li, Luis Negrete, Barton Y. Shigemura and Ajit K. Medhekar. Immediately thereafter, Abe Grossman will resign as a director of the Company. The new directors will not begin their term until consummation of the Merger.


APPROVAL OF PROPOSALS NOT REQUIRED TO EFFECT THE MERGER

The approval of each of the proposals contained herein is not a condition precedent to the consummation of the Merger and the proposals contained in this Information Statement shall be effective immediately upon their approval, except that the Name Change, while not a condition to the Merger, will become effective upon the Merger.

In the event the matters set forth herein are not approved, the Merger will still occur but (i) stockholders of LMI will exchange their respective shares for an aggregate of 47,626 shares of Common Stock and (ii) the Company shall use its best efforts following the Merger to amend its certificate of incorporation to increase the authorized number of shares of Common Stock, and, if such amendment is approved, the Company will then issue or reserve for issuance to the former stockholders and other convertible security holders of LMI, as applicable such number of additional shares of Common Stock as necessary such that all current stockholders and other convertible security holders of LMI shall own or have the right to acquire approximately 85.2% of the outstanding voting securities of the Company on a fully diluted basis after the Merger and after increasing the number of authorized shares of Common Stock. Laurus Master Fund, Ltd., Keshet, L.P., Keshet Fund, L.P. and Nesher, Ltd have voted in favor of the matters set forth above and collectively own a majority of the Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective upon consummation of the Merger, each of the current directors and officers are expected to resign from their positions, to be replaced by nominees of LMI.


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

EXECUTIVE COMPENSATION

The summary compensation table is omitted because no compensation for services in all capacities to the Company was awarded, earned by or paid to the President of the Company for the fiscal years ended December 31, 2002, 2001 or 2000 and no other executive officer of the Company received salary and bonus in excess of $100,000 during the fiscal years ended December 31, 2002, 2001 or 2000.

No director or officer has received compensation for services rendered during 2000, 2001 or 2002. Directors do not currently receive fees or other remuneration from the Company.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

The following table sets forth certain information as of May 15, 2003, regarding
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, nominee and executive officer of the Company, (iii) all officers and directors as a group and (iv) all proposed directors and officers of the Company after giving effect to the Merger and the Reverse Stock Split.

                                            NUMBER OF SHARES       APPROXIMATE
                                            BENEFICIALLY           PERCENTAGE OF
NAME                                        OWNED                  COMMON STOCK

Abe Grossman (1)                                     0                   --
c/o Cheshire Distributors, Inc., 135
152 West 57th St. - 4th Floor, New
York, New York 10019

Kwok Li (3)(5)                              7,193,248 shares           75.7%
c/o Linsang Manufacturing, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

The Keshet Fund, L.P. (2)                   5,633,542 shares           5.63%
152 West 57th St. - 4th Floor, New
York, New York 10019

Keshet, L.P. (2)                            8,793,681 shares           8.79%
c/o Ragnall House, 18 Peel Road
Douglas, Isle of Man, 1M1

Ajit K. Medhekar (3)                        0 shares                     --
c/o Linsang Manufacturing, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

Laurus Master Fund, Ltd. (2)                64,602,000 shares          64.63%
152 West 57th St
New York, New York 10019

Linsang Partners, LLC (4)                   5,317,787 shares           56%
6435 Virginia Manor Road
Beltsville, MD 20705

Linsang International, LP (4)               1,875,461 shares           19.7%
c/o Linsang Manufacturing, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705


Luis Negrete (3) (6)                        138,594 shares             1.4%
c/o Linsang Manufacturing, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

Nesher, Ltd. (2)                            4,809,045 shares           4.81%
c/o Ragnall House, 18 Peel Road
Douglas, Isle of Man, 1M1

Barton Y. Shigemura (3)
c/o Linsang Manufacturing, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705                        0 shares                     --


All Officers and Directors as a Group       0 shares                     --
prior to the Reverse Stock Split and
Merger


All Officers and Directors as a Group       7,331,842 shares           77.1%
following the Reverse
Stock Split and Merger


---------
(1) Current directors and officers prior to the Merger and Reverse Stock Split and without giving effect to the Merger or the Reverse Stock Split

(2) 5% Beneficial Owner Prior to the Merger and Reverse Stock Split and without giving effect to the Merger or the Reverse Stock Split

(3) Directors, Officers and 5% stockholders following the Merger and Reverse Stock Split and after giving effect to the Merger and the Reverse Stock Split

(4) 5% stockholders following the Merger and Reverse Stock Split and after giving effect to the Merger and the Reverse Stock Split

(5) Includes shares owned by Linsang International, LP and Linsang Partners, LLC following the Merger and the Reverse Stock Split and after giving effect to the Merger and the Reverse Stock Split

(6)      Includes vested options to purchase 138,594 shares of Common Stock



Giving effect to the consummation of the Merger and the Reverse Stock Split, the current stockholders of the Company will collectively own approximately 14.8%, and the stockholders and other convertible security holders of LMI shall own or have the right to acquire 85.2%, of the outstanding voting securities of the Company on a fully diluted basis. Concurrent with the closing of the Merger, the incumbent officers of the Company will be replaced by the officers of LMI.

DIRECTORS AND EXECUTIVE OFFICERS

The Company anticipates that on or about July 9, 2003, the transactions contemplated by the Merger Agreement discussed below will be completed and the Board will be reconstituted and fixed at four directors. Effective as of the closing of the transactions pursuant to the Merger Agreement, the current member of the Board, Abe Grossman, will elect Kwok Li, Luis Negrete, Barton Y. Shigemura and Ajit K. Medhekar. Immediately thereafter, Abe Grossman will resign as a director of the Company. The new directors will not begin their term until consummation of the Merger. The following table sets forth information regarding the Company's current executive officers and directors and the proposed executive officers and directors of the Company after the Merger. If any proposed director listed in the table below should become unavailable for any reason, the directors of the Board will vote for any substitute nominee or nominees who may be selected by LMI prior to the closing of the Merger.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS

NAME                                AGE                       POSITION
--------------------                ---                       ------------------------------------
Abe Grossman                        59                        Chairman, Chief Executive Officer,
                                                              Chief Financial Officer, Secretary, Director

         Abe Grossman. Abe Grossman has more than two decades of experience in the health care and real estate industries as a developer and manager of various skilled nursing facilities, as well as other commercial and residential properties. Mr. Grossman also has served as an investment advisor and trustee of a jointly operated union/management welfare and pension fund with holdings in excess of $100 million.

         Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors. Directors are reimbursed for travel expenses.


PROPOSED EXECUTIVE OFFICERS AND DIRECTORS AFTER THE MERGER


NAME                                AGE                       POSITION
--------------------                ---                       ------------------------------------
Kwok Li                             45                        Chairman, Chief Executive Officer, Director

Luis Negrete                        57                        President, Chief Operating Officer, Director

Mary Faith Boyer                    44                        Secretary

Roger Cavanaugh                     60                        Treasurer

Ajit K. Medhekar                    45                        Director

Barton Y. Shigemura                 45                        Director

KWOK LI, CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER.

Mr. Li is the founder, Chairman and CEO of Linsang Manufacturing, Inc. ("LMI"). He is also the Chairman and Managing Partner of Linsang Partners, LLC ("Linsang Partners"), LMI's largest shareholder prior to the Merger. Linsang Partners is a holding company that focuses on the integration of computing and communications. In 1992, before founding LMI, Mr. Li was the cofounder and the chief technology officer of Yurie Systems, Inc., from a company that designed and manufactured a line of high capacity data and voice switches. Yurie was acquired by Lucent Technologies in June 1998. From 1987-1991, Mr. Li held various positions with WilTel and with BNR, the R&D arm of Northern Telecom. Mr. Li received his B.E.S. in Electrical Engineering from the Johns Hopkins University in 1979, and is a member of its Board of Trustees.

LUIS NEGRETE, PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR.

Luis Negrete helped to create LMI, joining in 1999. Before leading LMI, Mr. Negrete was director of manufacturing at Lucent Technologies, Inc., a leading manufacturer of ATM products. Prior to Lucent, Mr. Negrete was director of administrative services for Yurie Systems, Inc., and was previously vice-president of DIMISA, in Madrid, Spain, a company oriented to the research, design, and development of new technologies in the automobile industry. Mr. Negrete was with DIMISA from 1979 through 1982, holding this position concurrently with his position in Cuba.

Mr. Negrete also held numerous governmental and industry positions in the Republic of Cuba. As Vice-Minister of Industry, he was responsible for the research, design and development of the Cuban automobile industry. Mr. Negrete was also president of the Agricultural Machinery Industry in Cuba, overseeing the Institute for Agricultural Development and six manufacturing facilities. Mr. Negrete also served as president of the Cuban Rice Industry, vice-president of Iron & Steel Industry, and vice-president of Cuba-Tobacco. Mr. Negrete worked in these positions between 1965 and 1979.

Mr. Negrete holds a degree in Business Administration-Economics and a Masters Degree in Economic Planning from the University of Havana.

AJIT K. MEDHEKAR, DIRECTOR.

In 1999, Mr. Medhekar founded and served as chairman and chief executive officer of empowerTel Networks, Inc., which was acquired by IPUnity in July of 2002. Prior to that, in 1997, Mr. Medhekar founded and served as chairman and chief executive officer of Lara Technology, Inc., a telecommunications company, which was acquired by Cypress Semiconductor in July 2002. He currently serves on the Board of Directors of IPUnity, Inc., Corrent Corporation, and SIGPRO Wireless, as well as LMI. As an electrical engineer, Mr. Medhekar has co-authored 14 patents, 13 of which have been granted to date. Mr. Medhekar received both Bachelors and Masters Degrees in electrical engineering from the Massachusetts Institute of Technology.

BARTON Y. SHIGEMURA, DIRECTOR.

Mr. Shigemura was most recently chairman and chief executive officer of Alidian Networks ("Alidian"), a layer two grooming and aggregation platform in the metro optical market, from September 1999 until November 2002. Prior to his work at Alidian, Mr. Shigemura was vice president of worldwide marketing for all data products at Lucent Technologies from June 1998 until September 1999. He joined Lucent in 1998 via their acquisition of Yurie Systems. Mr. Shigemura served as senior vice president of sales and marketing at Yurie from June 1993 to April 1996, and was a member of their board of directors. Before joining Yurie, Mr. Shigemura was vice president of marketing and services for Premisys Communications from June 1993 to April 1996. Earlier in his career, Mr. Shigemura held executive sales and marketing positions at Nortel Networks, General DataComm and IBM. Mr. Shigemura has a B.S. degree in Marketing and Finance from the University of Southern California.

MARY-FAITH BOYER, SECRETARY AND DIRECTOR OF ADMINISTRATION AND HUMAN RESOURCES.

Ms. Boyer joined LMI in February of 2003 where she is responsible for, among other things, recruiting, staffing, compensation and benefits, EEO and employee relations, government compliance, payroll, OSHA, risk management and facilities management. Prior to joining LMI, Ms. Boyer served as a consultant with PRM Consulting from June 2002 to January 2003. Ms. Boyer served as director of administration and human resources at VTLinx, Inc. from December 2000 to September 2001, and QualStream, LLC from October 2001 to February 2002, each Silver Spring, Maryland-based high-tech start-up companies. She was also director of human resources and federal facility security officer for PTFS, Inc of Bethesda, Maryland from June 1999 to December 2000 and director of human resources for Digital System Resources in Fairlakes, Virginia from September 1996 to June 1999. From 1987 to 1996, Ms. Boyer was an independent consultant in federal and private sector human resource issues. In 1983 Ms. Boyer received a B.A. in Social and Political Institutions from Wilson College in Chambersburg, Pennsylvania.

ROGER CAVANAUGH, CONTROLLER & TREASURER.

Mr. Cavanaugh joined LMI in February 2003. Prior to joining LMI, Mr. Cavanaugh served as chief financial officer for several private companies including Heritage Services, Inc. from 2002 to 2003, Patton Electronics Company from 2000 until 2001, and NewTHINK, Inc., from 1996 to 2000. He was also the founder and chief executive officer of a full service, peer reviewed CPA firm with audit, tax, and enterprise advisory services from 1983 to 1996. Mr. Cavanaugh has a B.B.A. in Accounting from University of Massachusetts and a Masters Degree in Taxation from American University.



COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act, as amended, requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish the Company with copies of all
Section 16(a) forms they file. The Company believes that all required Forms 3 and 4 with respect to the fiscal year ended December 31, 2002 were furnished to it.


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

PROPOSAL 1 -- AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "LMIC, INC."

Board Recommendation

The Board of Directors of the Company believes that it would be in the best interests of the Company and its stockholders to approve the Name Change.

DESCRIPTION OF PROPOSAL 1

CHANGE OF NAME

LMI has requested that the Company's name be changed to "LMIC, Inc." such that, upon the completion of the Merger, the Company's name reflect its business as a successor to the business of LMI.

The proposed Certificate of Amendment to the Company's Certificate of Incorporation is attached hereto as Exhibit A. The Name Change would become effective upon the Merger, but is not a condition to the Merger.

PROPOSAL 2 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Board Recommendation

The Board of Directors of the Company believes that it would be in the best interests of the Company and its stockholders to approve the Reverse Stock Split.

DESCRIPTION OF PROPOSAL 2

REASON FOR REVERSE STOCK SPLIT; DILUTION

The Reverse Stock Split would apply to all shares of the Company's Common Stock outstanding on the date of the action taken by Laurus Master Fund, Ltd., Keshet, L.P., Keshet Fund, L.P. and Nesher, Ltd., and would be effective 20 days following the mailing of this Information Statement. No fractional shares will be issued following the Reverse Stock Split, instead, such fractional shares will be rounded to the next highest number. Giving effect to the consummation of the Merger, the current holders of Common Stock will collectively own approximately 14.8% of the outstanding voting securities of the Company on a fully diluted basis.

The Merger Agreement contemplates, but does not require, that each share of Common Stock issued and outstanding, without any action on the part of any holder thereof, be converted into .01500715135 of a share of Common Stock. In the event the matters set forth herein are not approved, the Merger will still occur but (i) stockholders of LMI will exchange their respective shares for an aggregate of 47,626 shares of Common Stock and (ii) the Company shall use its best efforts following the Merger to amend its certificate of incorporation to increase the authorized number of shares of Common Stock, and, if such amendment is approved, the Company will then issue to the former stockholders of LMI such number of additional shares of Common Stock as necessary such that all current stockholders and other convertible security holders of LMI shall own or have the right to acquire approximately 85.2% of the outstanding voting securities of the Company on a fully diluted basis after the Merger and after increasing the number of authorized shares of Common Stock. Laurus Master Fund, Ltd., Keshet, L.P., Keshet Fund, L.P. and Nesher, Ltd. have voted in favor of the matters set forth above and owns a majority of the Common Stock.

Even if the Merger is not consummated, the Board of Directors of the Company believes that reducing the number of outstanding shares of Common Stock through the Reverse Stock Split will make the Company more attractive as a potential acquiror or merger candidate with a different operating company and the Reverse Stock Split will enhance its opportunities to acquire or merge with an operating company. There can be no assurance that the Company will be able to effect an acquisition of, or merger with, LMI or any other operating company.

EXCHANGE OF STOCK CERTIFICATES

Assuming the Reverse Stock Split is approved by the stockholders, stockholders will be required to exchange their stock certificates for new certificates representing the shares of Common Stock after giving effect to the Reverse Stock Split. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FEDERAL INCOME TAX CONSEQUENCES OF REVERSE STOCK SPLIT

The following description of Federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, brokers-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

The exchange of shares of Common Stock for shares of Common Stock after giving effect to the Reverse Stock Split will not result in recognition of gain or loss. The holding period of the shares of new Common Stock will include the stockholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of new Common Stock will be the same as the adjusted basis of the shares of Common Stock exchanged therefor.

PROPOSAL 3   --  APPROVAL OF THE STOCK OPTION PLAN

Board Recommendation

The Board of Directors of the Company believes that it would be in the best interests of the Company and its stockholders to approve and adopt the Stock Option Plan.


DESCRIPTION OF PROPOSAL 3

STOCK OPTION PLAN

The Board of Directors and the holders of a majority of the issued and outstanding shares of Common Stock have adopted a 2003 Stock Compensation Program (the "2003 Plan") for officers, employees, directors and consultants of the Company or any of its subsidiaries. The 2003 Plan authorizes the granting of stock options to purchase 2,000,000 shares of Common Stock, on a post Reverse Stock Split basis. As of the date hereof, no options have been granted under the 2003 Plan. The Board of Directors does not intend to grant options under the 2003 Plan until after the Merger or some other business combination transaction is effected.

The 2003 Plan will be administered by the Board of Directors (the "Board"), but may be administered by a Stock Option Committee (the "Committee") of the Board. In general, the Board and/or Committee may grant options to employees, advisors, management directors and consultants of the Company, or its subsidiaries, who are deemed to have the potential to have a significant effect on the future success of the Company and will determine, subject to the terms of the 2003 Plan, the number, the exercise period and other provisions of such options. The options granted under the 2003 Plan will be exercisable in such installments as may be provided in the grant. The Board intends to condition the vesting of options granted under the 2003 Plan upon performance criteria defined in the grant and to provide for vesting over a period of one year to ten years.

Options granted to employees may be either incentive options under the Internal Revenue Code ("ISOs"), or non-ISOs. The Board may determine the exercise price provided that in the case of ISOs, such price may not be less than 100% (110% in the case of ISOs granted to holders of 10% of the voting power of the Company's stock) of the fair market value (as defined in the 2003 Plan) of the Company's Common Stock at the date of grant. The aggregate fair market value (determined at time of option grant) of stock with respect to which ISOs become exercisable for the first time in any year cannot exceed $100,000.

The options will be evidenced by a written agreement containing the above terms and such other terms and conditions consistent with the 2003 Plan as the Board may impose. Each option, unless sooner terminated, shall expire no later than 10 years (five years in the case of ISOs granted to holders of 10% of the voting power of the Company's stock) from the date of grant, as the Board may determine. The Board has the right to amend, suspend or terminate the 2003 Plan at any time, provided, however, that unless ratified by the Company's stockholders within 12 months thereafter, no amendment or change in the 2003 Plan will be effective: (a) increasing the total number of shares which may be issued under the 2003 Plan; (b) reducing below fair market value on the date of grant the price per share at which any option which is an ISO may be granted;
(c) extending the term of the 2003 Plan or the period during which any option which is an ISO may be granted or exercised; (d) altering in any way the class of persons eligible to participate in the 2003 Plan; (e) materially increasing the benefits accruing to participants under the 2003 Plan; or (f) with respect to options which are ISOs, amending the 2003 Plan in any respect which would cause such options to no longer qualify for incentive stock option treatment pursuant to the Internal Revenue Code of 1986, as amended.

FEDERAL INCOME TAX CONSEQUENCES OF THE 2003 PLAN

The following discussion relates only to the federal income tax consequences to the option holder and to the Company with respect to options granted under the 2003 Plan. Non-qualified stock options granted under the 2003 Plan will not receive the tax treatment available to "incentive stock options" under the Internal Revenue code as amended. Upon the grant of a non-qualified stock option, an option holder will not recognize ordinary income and the Company will not receive a corresponding deduction. On the date any such option is exercised, an option holder generally will recognize ordinary income equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the option price paid for such stock, and the company will generally receive a deduction in the same amount. However, any option holder who is subject to
Section 16(b) of the Securities Exchange Act of 1934 (officers, directors and beneficial owners of more than 10 percent of any class of equity securities of the Company) who exercises an option for which the option price is greater than the fair market value of the Company's Common Stock on the exercise date will not recognize income on the date of exercise but rather six months after the date of exercise, unless the option holder elects to recognize the income at the date of exercise. Such option holder will recognize ordinary income equal to the amount by which the fair market value of the Common Stock on the date income is recognized exceeds the option price.

Any such ordinary income recognized by an option holder who also is an employee of the Company is subject to income tax withholding by the Company and may also be subject to withholding of certain employment taxes. The Company will generally entitled to a deduction in an amount equal to the income recognized by the option holder and such deduction will generally be allowed in the taxable year of the Company in which the option holder recognizes income from the exercise of the option, provided that the Company timely reports these amounts to the Internal Revenue Service on form W-2 for employees who exercise options, or form 1099 for other persons who have exercised options.

A copy of the 2003 Plan is enclosed as Exhibit B.

The 2003 Plan has been approved by the written consents of a majority of the issued and outstanding shares of the Common Stock of the Company.

OTHER BUSINESS/PROPOSALS BY SECURITY HOLDERS

The Board of Directors does not know of any matters that are to be presented to the stockholders for their approval and consent pursuant to the written consent of stockholders other than those referred to in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice the Company will undertake to deliver promptly a separate copy of the Information Statement to the stockholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement. In the event a stockholder desires to provide such notice to the Company such notice may be given verbally by telephoning the Company's offices at (212) 541-5800 or by mail to 152 West 57th St. - 4th Floor, New York, New York 10019.

By Order of the Board of Directors,

Abe Grossman
President


New York, New York
June 18, 2003

EXHIBIT A

                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                         OF CHESHIRE DISTRIBUTORS, INC.


It is hereby certified that:

         1. The name of the corporation (the "Corporation") is Cheshire Distributors, Inc.

         2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Articles the following new Article:

               ARTICLE FIRST: "The name of the corporation is LMIC, Inc. (the "Corporation")."

         3. The certificate of incorporation of the Corporation is hereby amended by adding to Article Fourth the following:

               ARTICLE FOURTH: "Issued Shares. The amendment provides for a change in the previously authorized and issued 99,952,347 shares of common stock, $.001 par value per share, into approximately 1,499,999 shares of common stock, $.001 par value per share, in the ratio of .01500715135 of a share for each share of common stock."

         4. The amendments of the certificate of incorporation herein certified have been duly adopted and written consent has been given in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this ____ day of ____, 2003.


                                                By:_______________________
                                                     [name and title]

                                    EXHIBIT B

                             2003 STOCK OPTION PLAN
                                       OF
                           CHESHIRE DISTRIBUTORS, INC.

                                  May___, 2003


l. PURPOSE OF THE PLAN

         The purpose of the 2003 Stock Option Plan (the "Plan") of CHESHIRE DISTRIBUTORS, INC. (the "Company") is to provide an incentive to employees, directors and consultants whose present and potential contributions to the Company and its Subsidiaries (as such term is defined in Section 2 below) are or will be important to the success of the Company by affording them an opportunity to acquire a proprietary interest in the Company. It is intended that this purpose will be effected through the issuance of stock options to purchase shares of the Company's Common Stock, $.001 par value per share ("Common Stock") (such options are sometimes referred to herein as "Awards"). Stock options may be granted under the Plan which qualify as "Incentive Stock Options" ("ISO" or collectively as "ISOs") under Section 422 of the Internal Revenue Code of l986, as it may be hereafter amended (the "Code"), as well as "Nonqualified Stock Options" ("NQSO" or collectively as "NQSOs") which are any options that are not ISO's.

2.       ELIGIBILITY

         Awards may be made or granted to employees, advisors, management directors and consultants of the Company, or its Subsidiaries, who are deemed to have the potential to have a significant effect on the future success of the Company (such eligible persons being referred to herein as "Eligible Participants"). The term "employees" shall include, but not be limited to, officers of the Company or a Subsidiary. Directors of the Company or any Subsidiary, or consultants who are not employees of the Company or a Subsidiary, are not eligible to receive options which qualify as ISO's. No ISO shall be granted to an employee who, at the time the option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of capital stock of the employer corporation (as such term is used in the Code) or any Parent or Subsidiary of the employer corporation unless at the time such ISO is granted the option price is at least one hundred ten percent (ll0%) of the fair market value of stock subject to the ISO on the date of grant (as determined pursuant to Subsection 8(a) hereof) and such ISO is by its terms not exercisable after the expiration of five (5) years from the date such option is granted. The terms "Subsidiary" and "Parent" as used herein shall have the meanings given them in Section 425 of the Code. Awards may be made to personnel who hold or have held options or shares under the Plan or any other plans of the Company.

3. STOCK SUBJECT TO THE PLAN

         The shares that may be issued upon exercise of options under the Plan shall not exceed in the aggregate 2,000,000 shares of the Common Stock, as adjusted to give effect to the anti-dilution provisions contained in Section 7 hereof. Such shares may be authorized and unissued shares, or shares purchased by the Company and reserved for issuance under the Plan. If a stock option for any reason expires or is terminated without having been exercised in full, those shares relating to an unexercised stock option shall again become available for grant and/or sale under the Plan.

4.       ADMINISTRATION

(a) Procedure. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a Committee of the Board, if one is appointed for this purpose (the "Committee"). Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board.

         (b) Powers of the Board or Committee. As used herein, except as the Committee's powers are expressly specifically limited herein, references to the Board or the Committee shall mean either the Board or the Committee, whichever is then acting with respect to the Plan. Subject to the provisions of the Plan, the Board shall have the authority in its discretion to: (i) determine, upon review of relevant information, the fair market value of the Common Stock; (ii) determine the exercise price per share of stock options to be granted; (iii) determine the Eligible Participants to whom, and time or times at which, Awards shall be granted and the number of shares to be issuable upon exercise of each stock option; (iv) construe and interpret the Plan; (v) prescribe, amend and rescind rules and regulations relating to the Plan; (vi) determine the terms and provisions of each Award (which need not be identical); and (vii) make all other determinations necessary to, or advisable for, the administration of the Plan.

5. DURATION OF THE PLAN

         The Plan shall become effective upon the approval of the requisite vote of the stockholders of the Company, and upon the approvals, if required, of any other public authorities. The Plan shall remain in effect for a term of ten (10) years from the date of adoption by the Board unless sooner terminated under
Section 15 hereof. Notwithstanding any of the foregoing to the contrary, the Board (but not the Committee) shall have the authority to amend the Plan pursuant to Section 15 hereof; provided, however, that Awards already made shall remain in full force and effect as if the Plan had not been amended or terminated.

6. OPTIONS

         Options shall be evidenced by stock option agreements in such form, and not inconsistent with the Plan, as the Board shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

         (a) Types of Options. Both ISOs and NQSOs may be granted. In connection with the grant of an option, the Committee shall specify whether the option is intended to be an ISO or a NQSO, and the agreement evidencing the option shall designate it accordingly. In connection with the grant of any option intended to be an ISO, the Committee may prescribe such terms and conditions other than those specified in the Plan as the Committee deems desirable to qualify the option as an incentive stock option under the Code. If for any reason an option (or any portion thereof) intended by the Committee to be an ISO nevertheless does not so qualify, same shall not invalidate the option (or such portion), and instead the disqualified portion (or, if necessary, the whole option) shall be deemed to have been granted as an NQSO irrespective of the manner in which it is designated in the option agreement.

         (b) Option Price; Number of Shares. The option price, which shall be approved by the Board, shall in no event be less than one hundred percent (l00%) (or 110% for ten percent or greater stockholders) in the case of ISOs, and eighty-five percent (85%) in the case of other options, of the fair market value of the Company's Common Stock at the time the option is granted. The fair market value of the Common Stock for the purposes of the Plan shall mean: (i) if the Common Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS") or Small Cap Market ("Small Cap"), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS or Small Cap, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotation system but not on NMS or Small Cap, the closing bid price of the Common Stock on the date of grant as reported by NASDAQ (or if there are no closing bid prices for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock; or (iv) if the Common Stock is not traded publicly, such value as the Board, in its discretion, shall assign in good faith as the fair market value per share of the Common Stock.

         The option agreement shall specify the total number of shares to which it pertains and whether such options are ISOs or are not ISOs. With respect to ISOs granted under the Plan, the aggregate fair market value (determined at the time an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by such employee during any calendar year shall not exceed $100,000 under all plans of the employer corporation or its Parent or Subsidiaries.

         (c) Waiting Period and Exercise Dates. At the time an Award is granted, the Board will determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the option may first be purchased. The period from the date of grant of an option until the date on which such option may first be exercised, if not immediately exercisable, is referred to herein as the "waiting period." At the time an option is granted, the Board shall fix the period within which it may be exercised which shall not be less than one (l) year nor more than ten (l0) years from the date of grant (nor more than five years for ten percent or greater stockholders receiving ISO's). (Any of such periods is referred to herein as the "exercise period.").

         (d) The Board may permit, at the election of any Eligible Participant, that Awards be exercised in whole or in part at any time as to any shares which have not yet vested (the "Unvested Shares"), in accordance with a restricted stock purchase agreement in the such form as approved from time to time by the Board. As a condition to exercising any Award for Unvested Shares, the Eligible Participant shall execute and deliver to the Company the Restricted Stock Purchase Agreement or such other agreement as the Board shall require. With respect to the exercise of any Award for Unvested Shares, an election may be filed by such Eligible Participant with the Internal Revenue Service, within thirty (30) days of the purchase of the Unvested Shares, electing, pursuant to
Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Unvested Shares and their fair market value on the date of purchase. In the case of an NQSO, this will result in a recognition of taxable income to such Eligible Participant on the date of exercise, measured by the excess, if any, of the fair market value of the Unvested Shares at the time the Award is exercised over the purchase price for the Unvested Shares. Absent such an election, taxable income will be measured and recognized by such Eligible Participant at the time or times on which the Company's option to repurchase any Unvested Shares lapses. Eligible Participants are strongly encouraged to seek the advice of his or her own tax consultant in connection with the purchase of Unvested Shares and the advisability of filing an election under Section 83(b) of the Code. ELIGIBLE PARTICIPANTS ACKNOWLEDGE THAT IT IS THEIR SOLE RESPONSIBILITY TO TIMELY FILE THE ELECTION PURSUANT TO SECTION 83(B) OF THE CODE AND THAT THE COMPANY SHALL HAVE NO OBLIGATION TO MAKE, OR LIABILITY FOR FAILURE TO MAKE, SUCH FILING ON SUCH ELIGIBLE PARTICIPANT'S BEHALF.

         (e) Form and Time of Payment. Stock purchased pursuant to an option agreement shall be paid for at the time of purchase either in cash or by certified check or, in the discretion of the Board, (i) in a combination of cash and a promissory note, (ii) through the delivery of shares of Common Stock or such other "cashless" exercise as the Board deems appropriate or (iii) in a combination of the methods described above. Upon receipt of payment, the Company shall, without transfer or issue tax to the option holder or other person entitled to exercise the option, deliver to the option holder (or such other person) a certificate or certificates for the shares so purchased.

         (f) Effect of Termination or Death. In the event that an option holder ceases to be an employee of the Company or of any Subsidiary for any reason other than permanent disability (as determined by the Board) and death, any option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the option holder ceased to be so employed, but in no event after the expiration of the exercise period. In the event of the death of an option holder during this three month period, the option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the option holder could have exercised the option if he or she had not died, for the three months from the date of death, but in no event after the expiration of the exercise period. In the event of the permanent disability of an option holder while an employee of the Company or of any Subsidiary, any option granted to such employee which was otherwise exercisable on the date of disability shall be exercisable for twelve (l2) months after the date of permanent disability, but in no event after the expiration of the exercise period. In the event of the death of an option holder while an employee of the Company or any Subsidiary, or during the twelve (l2) month period after the date of permanent disability of the option holder, that portion of the option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (l) year from the date of the death of the option holder, but in no event after the expiration of the exercise period. Except as the Board shall provide otherwise, in the event an option holder ceases to be an employee of the Company or of any Subsidiary for any reason, including death, prior to the lapse of the waiting period, his or her option shall terminate and be null and void.

         (g) Other Provisions. Each option granted under the Plan may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

7. RECAPITALIZATION

         In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise thereafter of any stock option theretofore granted or issued shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

8. ACCELERATION

         (a) Notwithstanding any contrary waiting period in any stock option agreement issued pursuant to the Plan, but subject to any determination by the Board to provide otherwise at the time such Award is granted or subsequent thereto, each outstanding option granted under the Plan shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby unconditionally on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change.

         (b) For purposes of this Section 8:

                  (i) An "Approved Transaction" shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

                  (ii) A "Control Purchase" shall mean circumstances, after such time as the Company shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, in which any person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board or (B) shall become the "beneficial owner" (as such term is defined in Rule l3d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire the Company's securities).

                  (iii) A "Board Change" shall mean circumstances, after such time as the Company shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

9. CONTINUATION OF RELATIONSHIP; LEAVE OF ABSENCE

         (a) Nothing in the Plan or any Award made hereunder shall interfere with or limit in any way, the right of the Company or of any Subsidiary to terminate any Eligible Participant's employment at any time, nor confer upon any Eligible Participant any right to continue any such relationship with the Company or Subsidiary.

         (b) For purposes of the Plan, a transfer of a recipient of options hereunder from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or a leave of absence duly authorized by the Company shall not be deemed a termination of employment or a break in the incentive, waiting or exercise period, as the case may be. In the case of any employee on an approved leave of absence, the Board may make such provisions with respect to continuance of stock rights, options or restricted shares previously granted while on leave from the employ of the Company or a Subsidiary as it may deem equitable.

l0. GENERAL RESTRICTION

         Each Award made under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its sole and subjective discretion, that the registration, qualification or listing of the shares subject to such Award upon a securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of such Award, the Company shall not be required to issue such shares unless such registration, qualification, listing, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Nothing in the Plan or any agreement or grant hereunder shall obligate the Company to effect any such registration, qualification or listing.

11. RIGHTS AS A STOCKHOLDER

         The holder of a stock option shall have no rights as a stockholder with respect to any shares covered by the stock option, until the date of issuance of a stock certificate to him for such shares related to the exercise thereof. No adjustment shall be made for the dividends or other rights for which the record date is prior to the date such stock certificate is issued.

l2. TRANSFER RESTRICTIONS

         During the lifetime of the grantee, an option granted under the Plan may not be sold, assigned, pledged, hypothecated or otherwise transferred in any manner, except that the Committee, in its discretion and subject to such conditions as it may determine to impose, may permit an inter vivos transfer by gift to or for the benefit of an immediate family member of the grantee or to a charitable organization.

l3. WITHHOLDING TAXES

         Whenever under the Plan shares are to be issued upon exercise of stock options granted hereunder, the Company shall have the right to require the Eligible Participant to remit to the Company an amount sufficient to satisfy applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or at such later time as when the Company may determine that such taxes are due. Whenever under the Plan payments are to be made in cash, such payment shall be net of an amount sufficient to satisfy applicable federal, state and local withholding tax requirements.

l4. NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board nor any provision of the Plan shall be construed as creating any limitations on the power of the Board (but not the Committee) to adopt such additional compensation agreements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Board (but not the Committee) may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any recipient of a stock option under any agreement theretofore entered into hereunder, without his consent, or which, without the requisite vote of the stockholders of the Company approving such action, would:

         (a) except as is provided in Section 7 of the Plan, increase the total number of shares of stock reserved for the purposes of the Plan; or

         (b) extend the duration of the Plan; or

         (c) materially increase the benefits accruing to participants under the Plan; or

         (d) change the category of persons who can be Eligible Participants under the Plan.

         Without limiting the foregoing, the Board may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new options or identical options for any successor class of stock to the Common Stock in exchange for the surrender and cancellation of any or all outstanding options.

16. LIMITATIONS ON EXERCISE

         Notwithstanding anything to the contrary contained in the Plan, any agreement evidencing any Award hereunder may contain such provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, will not apply to any stock received by the holder from the Company.

17. GOVERNING LAW

         The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

18. REGULATORY COMPLIANCE, LISTING AND OTHER SUSPENSIONS OF THE PLAN

         Notwithstanding anything in the Plan to the contrary, the issuance or delivery of any shares pursuant to the exercise of an option may be postponed or suspended by the Company for such period as may be required to enable the Company to comply with any applicable securities laws or regulations, any applicable listing requirements of any national securities exchange, or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any applicable provision of law or regulation of any governmental authority or national securities exchange.

         Notwithstanding anything herein to the contrary, the Board of Directors of the Company may suspend this Plan and the exercise of any Options granted hereunder, in the event that the Board of Directors of the Company determines, in good faith, that the Company possesses material information not ripe for disclosure, and that the exercise of any such Options would be detrimental to the Company or its stockholders.